UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 16, 2026

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 West 23rd Street
New York, New York 10010
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of approximately $46.00 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K dated May 11, 2026, BuzzFeed, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Allen Family Digital, LLC (the “Investor”) pursuant to which the Company agreed to issue and sell to the Investor, 40,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), at a purchase price of $3.00 per share of Class A common stock, for aggregate consideration of $120.0 million (the “Transaction”), in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the Transaction, Jonah Peretti, LLC, an affiliate of Jonah Peretti, the Company’s President of AI, and the Investor entered into a Director Appointment Agreement, as amended by that amendment dated May 22, 2026 (individually or collectively, the “Director Appointment Agreement”), pursuant to which, effective as of the closing date of May 26, 2026, the Company’s Board of Directors (the “Board”) was to be expanded from four to eight directors and following the 2026 annual meeting which was held on June 2, 2026, to nine directors.

The foregoing description of the Director Appointment Agreement does not purport to be complete and is qualified in its entirety by reference to the Director Appointment Agreement, copies of which were filed as Exhibits 10.3 and 10.2 in those Current Reports on Form 8-K dated May 11, 2026 and May 22, 2026, respectively, and are incorporated herein by reference.

Appointment of Director

On July 16, 2026, pursuant to the Director Appointment Agreement and as the designee of the Investor, the Board appointed Stanley E. Washington to the Board, effective July 16, 2026. In connection with the appointment, Mr. Washington will serve as a member of the Company’s Audit, Compensation, and Nominating, Corporate Governance, and Corporate Responsibility Committees, and will act as the committee chair of the Company’s Compensation Committee. The Company has determined that Mr. Washington is an independent director in accordance with Nasdaq listing rules.

Mr. Washington will participate in the Company’s standard compensation program for non-employee directors, which includes cash retainers and equity awards as described under the caption “Non-Employee Director Equity Compensation” in the Company’s definitive proxy statement filed with the SEC on April 23, 2026.

The Company is entering into its standard form of indemnification agreement with Mr. Washington. There are no family relationships between Mr. Washington and any director or executive officer of the Company, nor does Mr. Washington have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

About Stanley E. Washington

Mr. Washington, age 62, has served as President and Chief Executive Officer of Pantheon Global Services Inc. (“PGS”), a Beverly Hills, California-based investment, leadership advisory, and business economic development firm, since November 2008. PGS provides strategic advisory services and investments primarily in the fintech, payments, and commercial real estate industries and owns Pantheon Business Consulting LLC, which develops commercial projects focused on sustainable economic growth in underserved urban communities. Since 2021, Mr. Washington has also served as Project Executive and Developer for Stocker Street Creative, a planned $250 million television and film studio campus in Baldwin Hills, California.
Mr. Washington has extensive executive leadership, strategic advisory, and board governance experience. Since January 2021, he has served as Chairman of the Board of The Center by Lendistry, where he also chairs the Executive, Audit, and Nominating Committees. Since April 2024, he has been a board member and has served on the Steering and Nominating Committees of Atlanta Life Insurance Company. He also serves on the Board of Trustees of the Alonzo F and Norris B Herndon Foundation, where he is a member of the Executive and Nominating Committees, has served on the Advisory Council of the Los Angeles Cleantech Incubator since October 2021, has served on the Board of the Los Angeles Urban League since January 2020, and is a Trustee Emeritus of Morehouse College and has been on the Board since October 2015.

Previously, Mr. Washington served as Regional Vice President and General Manager of American Express from January 1991 to December 2008, where he managed more than $50 billion in annual charge volume across the Western United States and Micronesia in the Establishment Services Division leading growth initiatives serving the entertainment, hospitality, and technology sectors, and additionally managed more than 260 U.S. based global companies - representing over $300 billion in annual corporate revenue within the Commercial Card Group. He also served as Chief Revenue Officer and President of Healthcare for LogicMark, Inc. (previously NxT-ID, Inc.) from June 2015 through June 2018, where he led expansion into government and personal emergency response markets and supported the company's growth in mobile payment technologies. Earlier in his career, he served as Chairman of the Los Angeles Sports & Entertainment Commission from June 2004 through December 2008 and the Los Angeles Convention & Visitors Bureau from January 2001 through December 2004, where he helped advance tourism and economic development initiatives, including supporting the launch of the first U.S. tourism office in China, the creation of the Dine LA program, and promoted efforts to attract major national sporting events to Los Angeles.
Mr. Washington has not served as a director of any public company or registered investment company during the past five years. However, Mr. Washington previously served as a director of LogicMark, Inc., where he was a member of the Audit, Research & Development, and Nominating Committees from June 2015 to June 2018.
Mr. Washington received a Bachelor of Arts degree in Marketing from Morehouse College and completed an American Express Business Management Program at the University of Colorado.
The Board believes that Mr. Washington is qualified to serve as a director because of his extensive executive leadership experience, significant expertise in fintech, payments, media, commercial real estate, and economic development, his background overseeing strategic growth initiatives, and his substantial public and private board governance experience, including service as a board chair and committee chair overseeing audit, nominating, executive, and governance matters.
Resignation of Director

In connection with the Transaction and pursuant to the Director Appointment Agreement, Greg Coleman resigned from the Board and the Audit Committee, the Compensation Committee and the Nominating, Corporate Governance, and Corporate Responsibility Committee of the Board on July 16, 2026. Mr. Coleman’s resignation was not due to any disagreement with the Company or any matter relating to the Company's operations, policies, or practices.

Item 7.01. Regulation FD Disclosure.

On July 16, 2026, the Company issued a press release announcing the appointment of Mr. Washington and the resignation of Mr. Coleman. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release Dated July 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	7/16/2026
BuzzFeed, Inc.

		By:	/s/ Matthew Omer
Name: Matthew Omer
Title: Chief Financial Officer